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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Form S-4 on Form S-8 (File No. 333-68566) pertaining to the Metro Information Services, Inc. Amended and Restated 1997 Stock Option Plan of Keane, Inc. of our report dated February 12, 2001, except for Note O, as to which the date is February 21, 2001, with respect to the consolidated financial statements of Keane, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP

ERNST & YOUNG LLP

Boston, Massachusetts

December 3, 2001